EXHIBIT 99.1

Edgewater Announces Adoption of 10b5-1 Purchase Plan

WAKEFIELD, Mass., March 15, 2012 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater" or the "Company"), a strategic consulting firm that brings a synergistic blend of business advisory and product-based consulting services to its clients, today announced that it has adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 to facilitate the repurchase of its common stock pursuant to the Company's existing stock repurchase authorization (the "Plan").

A broker or brokers selected by the Company will have the authority under terms and limitations specified in the Plan to repurchase shares on behalf of the Company up to an amount specified in the Plan, which amount may not exceed the remaining shares available under the existing repurchase authorization. The Plan becomes effective on March 15, 2012 and is scheduled to expire on September 21, 2012, unless terminated earlier in accordance with its terms. A 10b5-1 plan allows the Company to repurchase shares at times when it would ordinarily not be in the market because of the Company's possession of material inside information.

The Company does not retain or exercise any discretion over purchases of common stock under the Plan. Because repurchases under the Plan, if any, are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan, or that there will be any repurchases at all pursuant to the Plan.

The Plan was adopted pursuant to the Company's existing $13.5 million stock repurchase program which was originally announced by the Company in December 2007 and which has been periodically amended, most recently in September 2011 (the "Repurchase Authorization"). Pursuant to the Repurchase Authorization, the Company may repurchase stock under its stock repurchase program, if at all, through open market purchases or privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities and Exchange Act. As of the adoption of the 10b5-1 Plan, the Company had $4.6 million remaining on its Repurchase Authorization. Purchases, if any, made under the Plan will be disclosed publicly through the Company's periodic filings with the U.S. Securities and Exchange Commission.

About Edgewater

Edgewater is a strategic consulting firm that brings a synergistic blend of advisory and product-based consulting services to its client base. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. We work with clients to reduce costs, improve process and increase revenue through the judicious use of technology.

Edgewater provides services under brand names such as Edgewater Technology, Edgewater Ranzal and Edgewater Fullscope. To learn more, visit www.edgewater.com or call 800-410-4014.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the timing and extent of any stock repurchases. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI"); Enterprise Performance Management ("EPM") and Enterprise Resource Planning ("ERP") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in critical accounting policies and estimates; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (10) the failure of the marketplace to embrace advisory and product-based consulting services; (11) changes in the market for leased office space and/or (12) failure to make a successful claim against the Fullscope escrow account. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business – Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2011 Annual Report on Form 10-K filed with the SEC on March 12, 2012. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, we undertake no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

CONTACT: Timothy R. Oakes, Chief Financial Officer
         Russell Smith, Senior Vice President / Investor Relations
         (781) 246-3343
         ir@edgewater.com